                                                                Exhibit No. 99.1

           Cubic Corporation to Acquire ECC International Corporation

San Diego,  Calif.  and  Orlando,  Fl. - Aug. 21, 2003 - San  Diego-based  Cubic
Corporation  (AMEX:CUB)  and  Orlando,  FL-based ECC  International  Corporation
(AMEX:ECC),  today announced that they have signed a definitive merger agreement providing for the acquisition of ECC by Cubic. Under the terms of the agreement,
Cubic has agreed to make a tender offer for all of the outstanding shares of ECC common stock at a price of $5.25 per share, which will, if completed,  result in an aggregate consideration to ECC's stockholders of approximately $42.3 million.
The offer is expected to commence on August 27, 2003 and expire, if not extended by Cubic, at midnight, Eastern Time on September 24, 2003. The tender offer will be  followed  by a merger in which  Cubic  will  acquire,  at the same per share price, the remaining shares of ECC not acquired in the tender offer.

The Board of Directors of ECC has  unanimously  approved the  transaction and is recommending that stockholders  tender their shares of ECC common stock to Cubic in the tender offer. In addition,  stockholders,  including Warren  Lichtenstein and Steel Partners II, L.P., holding approximately 37 percent of the outstanding common  stock of ECC have agreed to tender  their  shares to Cubic in the tender offer. The tender offer is subject to certain  customary  conditions,  including the  tender of at least a  majority  of ECC's  common  stock on a fully  diluted basis.  Imperial  Capital  LLC  acted  as  financial  advisor  to ECC  for  this transaction.

In announcing the merger agreement,  Walter J. Zable, Cubic Chairman,  President and Chief Executive Officer, said: "The acquisition of ECC by Cubic will benefit the employees, customers and investors of both companies. We look forward to the growth opportunities of the combined companies."

Merrill A. McPeak,  ECC International  Chairman of the Board,  said: "We believe that ECC's growth potential will be significantly enhanced by becoming part of a strong company like Cubic."

"This  transaction  will  further  strengthen  Cubic's  position  in the defense marketplace  by broadening  the scope of our core  training  business to include
virtual  simulation.   Once  the  acquisition  is  completed,  we  will  have  a
significant  presence  in  all  three  simulation  domains:  live,  virtual  and constructive,"  said Gerald R. Dinkel,  President  and CEO of the Cubic  Defense
Applications  Group.  "In  addition,  ECC's  presence in Orlando  will provide a strong base for growing  Cubic's  already  considerable  business  with key U.S.
Army, Navy, Air Force and Marine Corps simulation customers in Florida."

The foregoing  summary is a general  description of certain  pricing and related terms contained in the definitive agreement for the proposed transaction, and is qualified in its entirety by reference to the  definitive  agreement,  a copy of which will be filed by Cubic  with the United  States  Securities  and  Exchange
Commission.

This  announcement is not an offer to purchase nor a solicitation of an offer to sell  shares.  The tender offer for the  outstanding  shares of ECC common stock described in this press  release has not yet  commenced.  At the time the tender offer is commenced, Cubic will file a Tender Offer Statement on Schedule TO, and
ECC will file a Solicitation/  Recommendation  Statement on Schedule 14D-9, with the United States Securities and Exchange Commission.  Cubic and ECC also expect to mail an Offer to  Purchase,  the  Schedule  14D-9 and  related  tender  offer materials to  stockholders  of ECC.  Investors  and security  holders of ECC are urged to read the Offer to  Purchase  and  other  relevant  materials  when they become  available  because they will  contain  important  information  about the proposed  transaction.  Investors and security holders may obtain a free copy of these  materials  (when they are available) and other  documents  filed with the
United  States  Securities  and  Exchange  Commission  at the  SEC's web site at
www.sec.gov.  A free copy, when it becomes available,  may also be obtained from
Georgeson Shareholder Communications, 17 State Street, 10th Floor, New York, NY,
10004.

ABOUT CUBIC CORPORATION

Cubic Corporation is parent to two major segments:  defense and  transportation.
The Cubic Defense  Applications group provides realistic combat training systems for military  forces as well as simulation,  force  modernization,  educational, operations and maintenance and manufacturing  services.  The group also supplies
products  and  systems  for   Command,   Control,   Communications,   Computers,
Intelligence,  Surveillance and Reconnaissance (C4ISR) applications,  search and rescue avionics,  and radio  communications for military and civil markets.  The
Cubic  Transportation  Systems group  designs and  manufactures  automatic  fare collection systems for public mass transit, including rail and buses, throughout the world.

ABOUT ECC INTERNATIONAL

Orlando,  Fla.-based  ECC  International  is  a  world  leader  in  the  design, development and production of simulators and related training programs for crew, operator  and  maintainer  training.  ECC  provides a wide range of products and services  used by all  branches of the U.S.  Department  of Defense and by armed forces in 25 other countries.

SAFE HARBOR: This press release contains forward-looking statements,  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange  Act of 1934,  as  amended,  that are  based on management's  beliefs  and  assumptions,  current  expectations,  estimates  and projections.  Such statements,  including statements relating to Cubic's ability to complete the tender offer, the anticipated  benefits of the acquisition,  the integration  of ECC  and  Cubic,  Cubic's  and  ECC's  expectations  for  future financial  performance  and the impact of the  acquisition  on the growth of the combined companies, are not historical facts and are forward-looking  statements under the federal  securities  laws.  These statements may contain words such as
"will," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar  expressions.  These  statements  are not  guarantees of the  companies'
future  performance and are subject to risks,  uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include,

without limitation,  the risk that the tender offer may not be successful,  that the definitive agreement between Cubic and ECC will be terminated,  that ECC and
Cubic will not be able to  integrate  their  operations  as  expected,  that the acquisition  of ECC will not produce the  anticipated  benefits to the  combined company and other risks or uncertainties  detailed in such companies' Securities and Exchange Commission filings. Given these uncertainties,  you should not rely on forward-looking  statements. The companies undertake no obligations to update any forward-looking statements,  whether as a result of new information,  future events or otherwise.